UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2025

Investcorp Europe Acquisition Corp I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41161	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Century Yard, Cricket Square

Elgin Avenue

P.O. Box 1111, George Town

Grand Cayman, Cayman Islands

KY1-1102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1 (345) 949-5122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

*Registrant trades over the counter with the symbol “IVCB”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On August 14, 2025, Investcorp Europe Acquisition Corp. I, a Cayman Islands exempted company (the “Company”) and Nexx HoldCo, LLC, a Delaware limited liability company (the “Nexx HoldCo”) executed a Termination Letter (the “Termination Letter”) to terminate the Agreement and Plan of Merger, dated as of May 27, 2025 (the “Merger Agreement”), by and among (i) the Company; (ii) Vikas Mittal, in the capacity as the representative for the stockholders of the Company and their successors and assignees); (iii) Investcorp Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company; (iv) Nexx HoldCo; (v) Michael Hanlon, in the capacity as the representative for the members of Nexx HoldCo and their successors and assignees); and (vi) Hanire LLC, a Delaware limited liability company.

The decision to terminate the Merger Agreement was reached by mutual agreement of the Company and Nexx HoldCo. Pursuant to the terms of the Termination Letter, the Company and Nexx HoldCo have agreed to release each other from further obligations and liability under the Merger Agreement, and no termination fee is payable by either party.

A copy of the Termination Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Termination Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTCORP EUROPE ACQUISITION CORP I

Date: August 14, 2025	By:	/s/ Vikas Mittal
	Name:	Vikas Mittal
	Title:	Chief Executive Officer & Chief Financial Officer

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